UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

Private Media Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-25067	87-0365673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain

(Address of European principal executive offices)

Registrant’s telephone number, including area code: 34-93-620-8090

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 22, 2012, the Nevada State Court, Clark County, Nevada, entered an Order in the Consipio Holding BV et. al. v. Private Media Group, Inc. lawsuit (Case No. A-10-622802-B) (the “Nevada Action”) as follows: (i) The Nevada Action, together with all claims and counterclaims asserted therein, was dismissed; and (ii) The Company shall reimburse the plaintiffs (Consipio Holding BV and Tisbury Services Inc.) for their attorneys’ fees and costs incurred in the Nevada Action in an amount to be agreed between the plaintiffs and the Company, and approved by the Company’s Board of Directors. As previously reported, on April 6, 2012, the Nevada State Court had entered an order terminating the receivership which had been in effect since August 25, 2011 under which Eric Johnson acted as receiver for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATE MEDIA GROUP, INC.
(Registrant)
Date: May 29, 2012
	By:	/s/ CHARLES PRAST
Charles Prast
President and Chief Executive Officer